UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 2, 2022

EzFill Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-40809	83-4260623
(Commission File Number)	(IRS Employer Identification No.)

2999 NE 191st Street, Suite 500, Aventura, Florida 33180

(Address of Principal Executive Offices)

305-791-1169

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001	EZFL	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On March 2, 2022, EzFill Holdings, Inc. (the “Company”) and Full Service Fueling, Inc. (“Seller”), entered into an Asset Purchase and Fuel Supply Agreement (the “Purchase Agreement”) wherein the Company agrees to purchase substantially all of the assets of Seller for (a) $325,000 cash, and (b) such number of shares of common stock par value $0.0001, of the Company that is valued at $50,000 based upon the Company’s closing stock price on the NASDAQ on the date immediately preceding the Closing Date.

Further, the Purchase Agreement includes provisions wherein the Company agrees to utilize Palmdale Oil Company, Inc. (“Palmdale”) as one if its main fuel suppliers throughout the state of Florida, with preferred pricing on all fuel purchases. Palmdale will also provide EzFill with access to vehicle parking at their locations throughout the state. The Company issued a press release announcing its entry into the Purchase Agreement on March 3, 2022 which is attached hereto as Exhibit 99.1.

The Purchase Agreement provides that the transaction will close on the business date after all of the conditions to closing are either satisfied or waived, or upon a mutually agreed upon time. The consummation of the transactions contemplated by the Purchase Agreement are subject to various customary closing conditions.

The Purchase Agreement also includes customary representations, warranties and covenants of the Company and Palmdale. The representations and warranties made by each party were made solely for the benefit of the other party and (i) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk between the parties to the Purchase Agreement if those statements prove to be inaccurate; (ii) may have been qualified in the Purchase Agreement by disclosures that were made to the other party in disclosure schedules to the Purchase Agreement; (iii) may apply contract standards of “materiality” that are different from “materiality” under the applicable securities laws; and (iv) were made only as of the date of the Purchase Agreement or such other date or dates as may be specified in the Purchase Agreement.

The Purchase Agreement also contains post-closing indemnification provisions pursuant to which the parties have agreed to indemnify each other against losses resulting from certain events, including breaches of representations and warranties, covenants and certain other matters.

In connection with the closing of the transaction contemplated by the Purchase Agreement, the Company and the Palmdale will enter into certain other agreements, including a Loading Rack License Agreement (the “License Agreement”) and a Mutual Non-Solicitation and Non Interference Agreement relating to the agreement to purchase fuel, coordinate customer deliveries and truck parking, as described in the Purchase Agreement and the exhibits thereto.

This summary of the Purchase Agreement, does not purport to be complete and is qualified in its entirety by reference to the provisions of Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01	Other Information.

On March 3, 2022, the Company issued a press release announcing the execution of the Purchase Agreement. A copy of the press release is included as exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
2.1	Asset Purchase and Fuel Supply Agreement dated March 2, 2022
10.1	Form of Loading Rack License Agreement
10.2	Form of Mutual Non-Solicitation and Non-Interference Agreement
99.1	Press Release dated March 3, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 3, 2022

EZFILL HOLDINGS, INC.

/s/ Michael McConnell
Michael McConnell
Chief Executive Officer

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